Exhibit 99(b)

                           COMMERCEFIRST BANCORP, INC.
                              REVISED AND RESTATED
                              ORGANIZERS' AGREEMENT

         THIS REVISED AND RESTATED ORGANIZERS' AGREEMENT (hereinafter referred to as the "Agreement") is made this 6th day of October, 1999 by and between the undersigned parties (hereinafter referred to collectively as the "Organizers") and CommerceFirst Bancorp, Inc., a Maryland Corporation (hereinafter referred to as the "Holding Company")

                                   WITNESSETH

         WHEREAS,   the   Organizers   are   actively   involved  in   business,
professional, banking, financial and charitable activities in the Maryland counties of Anne Arundel, Prince George's, Howard and Calvert; and,

         WHEREAS, the Organizers desire to form a State Bank authorized to do business as a Commercial Bank (hereinafter referred to as the "Bank") under the laws of the State of Maryland; and,

         WHEREAS, the Holding Company has been formed to wholly own the shares of the Bank; and,

         WHEREAS, the formational process of the Bank will require the expenditure of funds by the Holding Company in payment of application fees, consulting fees, deposits upon leased real property and equipment, attorney's fees, officers' salaries, and other expenses incidental to the formation process; and,

         WHEREAS, the Organizers desire to provide the funds necessary for the Holding Company to successfully achieve the formation and operation of the Bank; and,

         WHEREAS, the Organizers have entered into an Organizers' Agreement dated the 14th day of July, 1999; and

         WHEREAS, the Organizers wish to revise and restate that Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

         1. Effect of Agreement. This Revised and Restated Agreement amends and replaces the Organizers' Agreement dated the 14th day of July, 1999.

         2. Stock Purchase, Duties and Responsibilities of Organizers: The contributions, duties and responsibilities of Organizers shall be as follows:

                  (a) Initial Stock Purchase: Each Organizer shall purchase Twenty-five (25) shares of stock of the Common Stock of the Holding Company (the "Initial Stock Purchase Price") at One Thousand Dollars ($1,000.00) per share for an aggregate purchase price of Twenty Five Thousand Dollars ($25,000.00) (the "Initial Purchase Price").

                  (b) Duties and Responsibilities: Each Organizer shall:

(1) Supply any and all personal information as required by regulatory agencies or other parties if necessary and incidental to the formation of the Bank;

(2)      Attend   meetings,   conferences  and  other  functions   necessary  or
         incidental to the operation of the Holding Company and the formation of the Bank; and,


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(3)      Make reasonable  efforts to obtain  subscribers for the purchase of the stock of the Holding Company.

                  (c) Qualified Investments. The term "Qualified Investments," as used herein, includes investments made by: the Organizer personally; IRAs and retirement accounts of the Organizer; the spouse of the Organizer; IRA and retirement accounts of the spouse of the Organizer; and, trusts for which the Organizer is the trustee or a co-trustee and the beneficiary or beneficiaries is or are such or the spouse, children or grandchildren of such Organizer.

         3. Board of Directors of the Holding Company. The Initial Directors of the Holding Company consists of:

         Class 2000 Director (initial one year term):         Lamont Thomas
         Class 2001 Director (initial two year term):         Alvin R. Maier
         Class 2002 Director (initial three year term):       Milton D. Jernigan, II

         4. Term. This Agreement shall remain in full force and effect until the earlier of: the opening of the Bank for business (the "Opening"); the affirmative vote of two-thirds (2/3) of the Organizers; or three (3) years from the date of this Agreement.

         5. Restrictions on Transferability of Shares. Each Organizer covenants, promises and agrees that, until such time as the Holding Company offers shares to individuals other than Organizers or Additional Organizers (the "Offering"), he shall not sell, hypothecate, pledge, assign, or otherwise transfer with or without consideration (hereinafter collectively referred to as a "Transfer") any or all of the shares of Common Stock of the Holding Company owned of record or beneficially by him, or any of his or her rights hereunder, to any other person, corporation, partnership, association, limited liability company, trust or any other entity whatsoever except pursuant to the terms and conditions of this Agreement without the prior written consent of two thirds (2/3) of the Organizers. Each Organizer hereby acknowledges the reasonableness of the restrictions of Transfers imposed by this Agreement in view of the purposes of the Holding Company and the relationships of the Organizers. All certificates representing shares of Common Stock issued pursuant to this Agreement shall be conspicuously legended as follows:

                  "The shares of stock represented by this Certificate are restricted as to transfer by the terms, conditions and covenants of an Agreement with respect thereto dated the 14th day of July, 1999, a copy of which is on file with the Corporation (as revised and restated by an Agreement dated the 6th day of October, 1999, a copy of which is on file with the Corporation). The Corporation will gratuitously furnish a copy of said Agreement to any party having a valid interest therein. Any transfer of stock other than in accordance with said Agreement shall be absolutely null and void."

The Organizers agree that shares of Common Stock of the Holding Company which were issued pursuant to the Organizers Agreement dated the 14th day of July, 1999 are restricted by the terms, conditions and covenants of this Revised and Restated Organizers' Agreement.

         6. Death of an Organizer. During the Term of this Agreement, upon the death of an Organizer (hereinafter referred to as the "Decedent"), the Decedent's successors in interest shall be entitled to receive, as provided in this Agreement, the number of Warrants which the Decedent would be entitled to receive upon an Offering. However, the Decedent's successors in interest shall not become Organizers and shall not be required or entitled to make a Secondary Stock Purchase in the event that such a purchase is required.

         7. Secondary Stock Purchase. If the Holding Company, in the opinion of a majority of the Organizers thereof, requires an additional infusion of operating capital, the Holding Company may sell additional shares in the Company to Organizers (the "Secondary Stock Purchase") for One Thousand Dollars ($1,000.00) per share (the "Secondary Stock Purchase Price"). The offer to sell additional shares to the Organizers shall consist of a total number of shares which is equally divisible by the total number of Organizers. Each Organizer electing to purchase shares in the Secondary Stock Purchase shall be entitled to purchase the offered shares on a pro rata basis.

         8. Exchange Rights of Organizers. Upon an Offering, Organizers shall exchange shares of the Common Stock of the Holding Company purchased pursuant to this Agreement for the number of shares in the Holding Company which equal the total purchase price paid by the Organizer pursuant to this Agreement divided by the per share purchase price of the shares in the Offering (the "Offering Price"). As an example, if an Organizer purchases Twenty-five (25) shares in the Holding Company for Twenty Five Thousand Dollars ($25,000.00) pursuant to this Agreement and the Offering Price is Ten dollars ($10.00) per share, the Organizer shall be entitled to exchange each share of the Common Stock of the Holding Company purchased pursuant to this Agreement for One Hundred (100) shares of the common stock of the Holding Company.

         9. Warrant Rights of Organizers. The Organizers shall receive Warrants as pursuant to the terms of a Warrant Plan which is attached hereto as Exhibit 1.

         10. Liquidation Preference. If, prior to the expiration of the Term of this Agreement, a majority of the Board of Directors of the Holding Company elect to liquidate, the Holding Company shall purchase in full the Shares of the Company purchased by Organizers pursuant to this Agreement in the following order of preference:

                  10.1 Those Shares purchased by Organizers pursuant to a Secondary Stock Purchase;

                  10.2 Those Shares purchased by Organizers pursuant to an Initial Stock Purchase;

         11. Amendment. This Agreement may be amended or terminated only upon the vote of Two-thirds (2/3) of the Organizers. Organizers shall have no rights to dissent.

         12. Applicable State Law. Except as required by federal banking and securities law, this Agreement shall be construed in accordance with the laws of the State of Maryland.

         13. Severability of Clauses. Should any term, provision or covenant of this Agreement or the application thereof to any person or circumstance be invalid or unenforceable, the remainder of this Agreement or the application of such term, provision or covenant to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and each term, provision or covenant shall be valid and enforceable to the fullest extent permitted by law.

         14. Arbitration. Any dispute arising hereunder shall be submitted and settled by binding arbitration under and pursuant to the Maryland Uniform Arbitration Act and the rules and regulations of the American Arbitration Association, and the decision or award of the arbitrator or arbitrators in such arbitration shall be final, conclusive and binding upon each of the parties and judgment may be entered thereon in any court of competent jurisdiction. The parties hereby agree that all costs of arbitration are to be borne by the non-prevailing party.

         15. Counterparts. This Agreement may be executed in counterparts, all of which collectively shall be deemed one original.


         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

ATTEST:                                              COMMERCEFIRST BANCORP, INC.



------------------------------              ------------------------------------
                                            Milton D. Jernigan, II, Chairman



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WITNESS/ATTEST:                             ORGANIZERS:

                                            CITIZENS, INC.,
                                            a Pennsylvania Corporation


By:___________________________              By:___________________________
                                               S. J. Irvine, III, Chairman


------------------------------              ------------------------------
                                            Edward B. Howlin, Jr.


------------------------------              ------------------------------
                                            Milton D. Jernigan, II


------------------------------              ------------------------------
                                            Milton D. Jernigan, Sr.


------------------------------              ------------------------------
                                            Alvin R. Maier


------------------------------              ------------------------------
                                            Michael J. Miller


------------------------------              ------------------------------
                                            Robert R. Mitchell


------------------------------              ------------------------------
                                            Richard J. Morgan


------------------------------              ------------------------------
                                            John A. Richardson, Sr.


------------------------------              ------------------------------
                                            Lamont Thomas


------------------------------              ------------------------------
                                            Dale R. Watson


------------------------------              ------------------------------
                                            Jerome A. Watts